UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 28, 2009
(December 24, 2009)

M LINE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53265	88-0375818
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2672 Dow Avenue
Tustin, CA 92780
(Address of principal executive offices)  (zip code)

(714) 630-6253
(Registrant’s telephone number, including area code)

Gateway International Holdings, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 24, 2009, we issued a press release announcing the relisting of our common stock on the OTC Bulletin Board, under the ticker symbol MLHC.  We also announced and posted an open letter to shareholders on our website at www.mlineholdings.com regarding our relisting and other current news about the company.  Copies of the press release and open letter to shareholders are furnished with this Current Report as Exhibit 99.1 and 99.2, respectively.

The information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 24, 2009 issued by M Line Holdings, Inc., announcing relisting on the OTC Bulletin Board

99.2	Open letter to shareholders dated December 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2009	M Line Holdings, Inc.
a Nevada corporation

/s/ George Colin
	By:	George Colin
	Its:	Chief Executive Officer